EXHIBIT 10.6


      The Company has good and marketable title to all of its properties and assets, free and clear of all liens, security interests, charges, encumbrances, or restrictions except liens for current taxes and assessments not yet due and possible minor liens and encumbrances which do not, in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company.

      The following financing statements have also been filed by or on behalf of the following lessors with respect to leases by the Company:

         1.      Lessor:    Sanwa Leasing Corporation
                 Property:  Computer equipment

         2.      Lessor:    Unicyn Finding Group/Advanta Business Services Corp.
                 Property:  Office furniture

         3.      Lessor:    AT&T Capital Leasing Services, Inc.
                 Property:  Computer equipment

         4.      Lessor:    AT&T Credit Corporation
                 Property:  Computer equipment and software

         5.      Lessor:    Information Leasing Corporation
                 Property:  Copy machine and printer

         6.      Lessor:    Golden Eagle Credit Corporation
                 Property:  Business equipment